Exhibit 11

                                               First Montauk Financial Corp.
                                            Computation of Earnings Per Share
                                                               Nine months ended September 30,   Three months ended September 30,
                                                                   2000             1999           2000           1999
Numerator:
Basic:
Income (loss) before extraordinary loss                       $ 1,641,994   $   1,456,337     $   (390,171)  $    99,299
Extraordinary loss                                                (34,200)           -                -             -
                                                                ----------     -----------       ----------   -----------

Net income (loss)                                               1,607,794       1,456,337         (390,171)       99,299
Deductions:
   Preferred stock dividends                                      (75,784)        (42,344)         (24,705)      (42,344)
                                                                ----------     -----------       ----------   -----------

Net income (loss) for basic computation                       $ 1,532,010   $   1,413,993     $   (414,876)  $    56,955
                                                                ==========     ===========       ==========   ===========

Diluted:
Net income (loss) for basic computation                       $ 1,532,010   $   1,413,993     $       -      $    56,955
Additions:
   Preferred stock dividends                                       75,784          42,344             -           42,344
   Interest on convertible debt, net of taxes                      16,746          25,650             -            8,550
                                                                 ---------     -----------       -----------  -----------

Net income (loss) for diluted computation                     $ 1,624,540   $   1,481,987     $       -      $   107,849
                                                                ==========     ===========       ===========  ===========


Denominator:
Basic:
Weighted average common shares outstanding                      9,560,256       9,880,174        9,394,457     9,908,027
                                                                ==========     ===========       ===========  ===========

Diluted:
Weighted average common shares outstanding-basic                9,560,256       9,880,174        9,394,457     9,908,027
Additions:
   Incremental shares from assumed conversion of stock
   options and warrants using the treasury stock method           245,193         361,891             -          309,726
   Incremental shares from assumed conversion of
   convertible debt and preferred stock using the
   if-converted method                                          1,213,174         436,458             -          605,811
                                                                ----------     -----------       -----------  -----------

Weighted average common and common equivalent
   shares outstanding-diluted                                  11,018,623      10,678,523        9,394,457    10,823,564
                                                                 ==========    ===========       ===========  ===========

Per share:

Basic:
Before extraordinary loss                                     $      0.16   $        0.14     $      (0.04)  $      0.01
Extraordinary loss                                                   -               -                -              -
                                                                 ----------    -----------       -----------  -------------
Net income (loss)                                             $      0.16  $         0.14     $      (0.04)  $      0.01
                                                                 ==========    ===========       ===========  =============

Diluted
Before extraordinary loss                                     $      0.15   $        0.14     $      (0.04)  $      0.01
Extraordinary loss                                                   -               -                -              -
                                                                 ----------    -----------       -----------  -------------

Net income (loss)                                             $      0.15   $        0.14     $      (0.04)  $      0.01
                                                                 ==========    ===========       ===========  =============
